                                                                                                                         Exhibit 3.9


                                                                                                        ----------------------------
Lease Agreement                [LOGO OF INTEGRA LEASING]                                                       CONTRACT NUMBER:
                                                                                                                     795166
                               =========================                                                ----------------------------
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CUSTOMER
NAME                     T.E.N. Private Cable Systems Inc.
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BILLING               P.O. Box                                   Suite/Floor
ADDRESS
                    ----------------------------------------------------------------------------------------------------------------
                      Street
                         800 - 1006 Beach Avenue
                    ----------------------------------------------------------------------------------------------------------------
                      City/Province                                        Postal Code
                         Vancouver, BC                                            V6E  1T7
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CUSTOMER              Person to contact                                      Telephone Number                 Fax Number
CONTACT                  Bill Massey                                         (604) 602-1280                   (604) 602-1290
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BANK                  Name of Bank or Financial Institution
INFORMATION              Canadian Imperial Bank of Commerce
                    ----------------------------------------------------------------------------------------------------------------
                      Branch Location                                                                         Account Number
                         Granville & Dunsmuir                                                                    89 15210 CK
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VENDOR                Name                                                                                    Sales Rep
                         NOVA Systems                                                                             Jim
                    ----------------------------------------------------------------------------------------------------------------
                      Address                                                                                 Territory
                         Suite 202 - 5018 Bristol Industrial Way, Buford, GA 30518
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EQUIPMENT             Quantity          Description (Make, Model, Serial Number and Description)
DESCRIPTION
                    ----------------------------------------------------------------------------------------------------------------


                    ----------------------------------------------------------------------------------------------------------------
                                1          Nova Systems Video on Call System c/w 8 modulators and 129 set top converters
                               30          video players S/N's
                    ----------------------------------------------------------------------------------------------------------------


                    ----------------------------------------------------------------------------------------------------------------


                    ----------------------------------------------------------------------------------------------------------------


                    ----------------------------------------------------------------------------------------------------------------


                    ----------------------------------------------------------------------------------------------------------------


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RENTAL                              TERM               PAYMENT FREQUENCY           NUMBER OF PAYMENTS        RENTAL AMOUNT
                    ----------------------------------------------------------------------------------------------------------------
DETAILS                                                 [X]  Monthly
                                     60                 [_]  Quarterly                   60                $  764.72
                                -----------                                          -----------           -------------------------
                                   months               [_]  Annually                                        plus applicable taxes
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BILLING               If above Rental Amount is less than $150.00, Customer hereby acknowledges that a $5.00 surcharge will be added
SURCHARGE             to each Rental to cover Lessor's billing and handling expenses. Customer may avoid this billing surcharge by completing the "Pre-Authorized Payment Plan" section below.

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PRE-                  Lessor is hereby authorized to periodically draw payment under its Pre-Authorized Payment Plan from the bank
AUTHORIZED            account specified in the "Bank Information" section above and/or as outlined on the attached sample cheque
PAYMENT               (the "Specified Account") to cover the Rental and other amounts due under this Agreement.
PLAN
                      Authorized Cheque Signer(s) X  /s/ BILL MASSEY                          Title     CEO
                                                  ------------------------------------             ---------------------------------
                                              PLEASE ATTACH AN UNSIGNED SAMPLE CHEQUE
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 --------------------------------------------------------------------------------------------------------------------------------
      CUSTOMER ACKNOWLEDGES HAVING READ THE TERMS AND CONDITIONS OF THIS AGREEMENT WHICH ARE SET FORTH ON THIS PAGE AND
                                               ON THE REVERSE SIDE
 --------------------------------------------------------------------------------------------------------------------------------

LESSOR HEREBY SELLS, ASSIGNS AND TRANSFERS THIS AGREEMENT TO THE ASSIGNEE NAMED BELOW AND CUSTOMER HEREBY CONSENTS TO SUCH
ASSIGNMENT. CUSTOMER AGREES TO REMIT ALL RENTALS AND OTHER AMOUNTS OWING UNDER THIS AGREEMENT TO THE ASSIGNEE UPON RECEIPT OF
INVOICE, WHICH RECEIPT SHALL CONSTITUTE NOTICE TO THE CUSTOMER OF SUCH ASSIGNMENT.

------------------------------------------------------------        CUSTOMER        T.E.N. Private Cable Systems Inc.
EXECUTED AS LESSOR AND AS ASSIGNOR                                  (Legal Name)____________________________________________________
RESPECTIVELY UNDER THE ABOVE AGREEMENT
AND THE ABOVE ASSIGNMENT.
                                                                    ________________________________________________________________
                                                                    The undersigned affirms that he/she is duly authorized to
                                                                    execute this Agreement.
INTEGRA LEASING CORPORATION

BY:    /s/  [ILLEGIBLE]                                             BY:         Bill Massey               TITLE     CEO
    -------------------------------------------------                   -----------------------------          ---------------------
                 Authorized Signature                                       Authorized Signature

ASSIGNED TO:         NEWCOVRT FINANCIAL                             BY:   X                              TITLE
             ----------------------------------------                   -----------------------------          ---------------------
                        ("Assignee")                                        Authorized Signature
------------------------------------------------------------

VL569                                                                                                                          11/98

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

                             TERMS AND CONDITIONS

Lessor hereby rents to Customer and Customer rents from Lessor the personal property listed and described on the reverse side herewith ("Equipment") under the terms and conditions set forth herein. Customer warrants that the Equipment is being rented and will be used for business and commercial purposes only. This Contract ("Agreement") shall not become binding on Lessor until accepted in writing by Lessor as evidenced by the signature of a duly authorized representative of Lessor in the space provided on the reverse side.

1. NON-CANCELLABLE CONTRACT. This Agreement cannot be terminated during the term set forth on the reverse side ("Term") except as expressly provided herein.

2. RENTAL. Customer shall pay to Lessor on the first day of each payment period of the Term the Rental Amount set forth on the reverse side ("Rental") commencing in the month during which the Equipment is delivered to Customer and continuing for the Term. If the Rental includes a cost of service or maintenance, Customer acknowledges that such inclusion is for Customer's convenience and Customer will not assert against Lessor any claim by way of abatement, defence, setoff, compensation, counterclaim or the like which Customer might have under any service or maintenance agreement.

3. LOCATION AND USE. The Equipment shall be located and used at the place designated herein and shall not be moved without the prior written consent of Lessor. Customer shall at its own cost and expense keep the Equipment in good repair, condition and working order and furnish all parts and servicing required therefore. Customer shall cause the Equipment to be operated carefully in compliance with manufacturer's recommendations and applicable laws and regulations, by competent and duly personnel only.

4. REPRESENTATIONS AND WARRANTIES. Customer acknowledges that the vendor and/or manufacturer of the Equipment and the Equipment and its specifications have been selected by Customer for the purpose of the rental thereof to Customer under this Agreement. Except as hereafter set forth, no representation or warranty, express or implied, legal, statutory, customary or otherwise is given or made in respect to the Equipment, including but without limitation the merchantability, condition, design, operation or fitness for purpose of use thereof or its freedom from liens and encumbrances. If the Equipment is not properly installed, does not operate as intended by Customer or as represented by the manufacturer or vendor, totally fails to function or perform so as to give rise to a fundamental breach or alleged fundamental breach with respect to the Equipment, or is unacceptable for any other reason whatsoever, Customer shall claim only against such vendor or manufacturer under such warranties made available to Customer and shall nevertheless unconditionally pay Lessor all Rental and other amounts payable hereunder. In no event shall Lessor be liable to Customer for damages, whether direct, indirect, special, consequential or otherwise, resulting from or in any way connected with the use or performance of the Equipment and Customer hereby indemnifies Lessor against any such damages Lessor hereby assigns to Customer and Customer hereby accepts for and during the applicable Term, the warranties, if any and if assignable, of the vendor and/or manufacturer with respect to the Equipment. If required, Customer shall obtain vendor's and/or manufacturer's consent to any such assignment.

5. SOFTWARE LICENSE. Lessor hereby grants to Customer and Customer accepts a non-transferrable and non-exclusive license to use or the Equipment any software products provided therewith ("Software"). Customer may not alter or modify Software and will not copy, disclose or otherwise make available the Software in whole or in part to any person without the prior written approval of Lessor.

6. ASSIGNMENT BY LESSOR. Lessor may at any time without notice to or the consent of Customer assign all or part of its interest in this Agreement. In the event of such assignment, the assignee ("Assignee") shall be entitled to enforce the rights so assigned and to provide any notice, correspondence or demand hereunder in its own name in place or Lessor and Customer hereby accepts all such rights. The sale, assignment and transfer of this Agreement includes all rentals and other moneys payable hereunder, including insurance proceeds. Lessor hereby represents and warrants to Assignee that the Agreement herein referred to is genuine, the only document executed with respect to the Equipment and that all statements contained herein are true and correct.

7. PRE-AUTHORIZED PAYMENT PLAN. If Customer has completed the pre-authorized payment section on the reverse side, Customer warrants that all persons whose signatures are required to sign on the Specified Account have signed the authorization. Customer acknowledges that delivery of the authorization to Lessor constitutes delivery by Customer to the branch of the financial institution at which the Specified Account is maintained and that such financial institution is not required to verify that the payments are drawn in accordance with the authorization. Customer agrees that termination of this authorization does not cancel or reduce its obligations under this Agreement. Customer will notify Lessor, in writing, of any changes in the account information or termination of the authorization prior to the next due date of the pre-authorized debit. Items charged under any of the following conditions will be reimbursed by the financial institution where the Specified Account is held, subject to Customer providing the financial institution with a written declaration within ten (10) days of the posting of the debit: (a) the pre-authorized debit was not drawn in accordance with the authorization; (b) Customer's authorization was revoked.

8. CONTINUING AGREEMENT. Provided Customer is not in default hereunder, this Agreement will be automatically renewed on a month-to-month basis upon the expiration of the Term ("Renewal Period") upon and subject to the terms and conditions set forth herein including the periodic Rental unless either Lessor or Customer has notified the other in writing within thirty (30) days prior to the expiration of the Term to the effect that the Renewal Period will not be entered into. During the Renewal Period, either party may cancel this Agreement by providing thirty (30) days' written notice to the other party.

9. RETURN OF EQUIPMENT. In the event either party elects not to proceed into the Renewal Period or being in the Renewal Period elects to cancel this Agreement, Customer shall, at its own risk and expense, immediately return the Equipment to Lessor, or its designated agent, in the same condition as when delivered, ordinary wear and tear excepted, at such location as Lessor shall designate.

10. LAWS AND TAXES. Customer shall comply with all governmental laws, regulations and orders relating to this Agreement, the Equipment and its use and agrees to pay when due all license fees, assessments and all taxes, including but not limited to sales, goods and services, property, excise, and other taxes now or hereafter imposed by any federal, provincial, municipal or other taxing authority upon this Agreement or any Equipment, or the purchase, ownership, delivery, renting, possession, use, operation and return thereof (but excluding income and capital taxes of Lessor). Any fees, taxes or other lawful charges paid by Lessor upon failure of Customer to make such payments shall at Lessor's option become immediately due from Customer to Lessor.

11. EQUIPMENT RISK AND INSURANCE.

(a) Risk.  The Equipment shall be at the risk of Customer.

(b) Liability Insurance. When required by Lessor, Customer shall obtain and maintain for the entire Term and any Renewal Period of this Agreement, at its own expense, insurance against liability arising from damage to property of others and bodily injury or personal injury ("Liability Insurance") in such amounts, in such form and with such insurers as shall be satisfactory to Lessor. Lessor shall be named as an additional insured in such Liability Insurance policy.

(c) Property Insurance. Customer shall obtain and maintain for the entire Term and any Renewal Period of this Agreement, at its own expense, property insurance against loss, theft, damage or destruction of the Equipment ("Property Insurance") in such form and with such insurers as shall be satisfactory to Lessor and in an amount not less than the full replacement value of the Equipment or the then relevant Financial Obligation as set forth in the section entitled Default, whichever is greater, naming Lessor as the sole loss payee. A certificate of insurance or other evidence satisfactory to Lessor shall be delivered to Lessor or its designee within thirty (30) days of this Agreement. Customer agrees that if it does not provide Lessor with satisfactory evidence of Property Insurance within the required time period, then Lessor shall have the right, but not the obligation, to have its own Property Insurance placed on the Equipment at Customer's expense. Customer's expense shall include the full premium paid by Lessor and any charges or fees of Lessor or its designee associated with Lessor placing its own insurance on the Equipment. Customer agrees that the Rental shall be increased to cover such expense during the period such Property Insurance is in effect.

(d) Discontinuance of Property Insurance. Lessor may, at it sole discretion, at any time discontinue the provision of its own Property Insurance coverage by providing Customer with thirty (30) days written notice of such discontinuation, in which event Customer's insurance obligations to provide Property Insurance, at its own expense, shall apply.

(e) Payment upon loss or damage. In the event that any item of the Equipment shall become lost or stolen, destroyed or damaged beyond repair for any reason, or in the event of any condemnation, confiscation, theft or seizure or expropriation of such item, Customer shall promptly notify Lessor and pay to Lessor with respect to such item or items an amount equal to Customer's then relevant Financial Obligation.

12. ASSIGNMENT BY CUSTOMER. Customer agrees not to sell, assign, sublet, pledge, hypothecate or otherwise encumber or suffer a lien upon or against an interest in this Agreement or the Equipment without the prior written consent of Lessor. In the event of an assignment, Customer agrees to pay an assignment fee to Lessor of $100.00 or Lessor's actual costs, whichever is greater.

13. TITLE. Customer shall have no right, title or interest in the Equipment other than, conditional upon Customer's compliance with and fulfilment of the terms and conditions of this Agreement, the right to maintain possession and use of the Equipment for the full Term and any Renewal Period. Lessor may require plates or markings to be affixed to or placed on the Equipment indicating Lessor/Assignee is the owner. Lessor and Customer hereby confirm their intent that the Equipment shall always remain and be deemed personal or movable property, even though said Equipment may hereinafter become attached or affixed to realty.

14. CONTRACT REPLACEMENT. If Customer has a rental or lease contract that is being terminated and replaced by this Agreement, Customer hereby acknowledges and consents that the remaining balance of payments and other amounts owning under any such replaced contract have been prorated and included in the Rental payable under this Agreement.

15. DEFAULT. The occurrence or happening of any one or more of the following events shall constitute an event of default: (i) failure by Customer to pay any Rental or other amounts payable hereunder within five (5) days of the due date thereof; (ii) failure by Customer to perform or observe any covenant, condition or agreement to be performed or observed hereunder and such failure shall continue for a period of 20 days; (iii) any representation or warranty made by Customer herein or in any document or certificate furnished to Lessor in connection herewith or pursuant hereto shall prove to be incorrect at any time in any material respect; (iv) if Customer enters into a transaction involving the sale of its assets in bulk or if Customer attempts to sell or dispose of, or in any way part with possession of any of its assets outside the ordinary course of its business; (v) if Customer becomes insolvent or bankrupt or makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver, or a trustee or receiver be appointed for Customer or for a substantial part of its property without its consent; (vi) if bankruptcy, reorganization or insolvency proceedings be instituted by or against Customer;
(vii) a writ, execution, attachment or similar process be issued or levied against the Equipment.

Upon the happening of an event of default, Lessor in its absolute discretion may: (a) enter upon the premises where such Equipment is located and take immediate possession thereof, whether it is affixed to realty or not, and remove the same, without liability to Lessor for or by reason of such entry or taking of possession, whether for damage to property or otherwise, and sell, rent or otherwise dispose of the same for such consideration and upon such terms and conditions as Lessor may reasonably deem fit; (b) in the name of and as the irrevocably appointed agent and attorney for Customer and without terminating or being deemed to have terminated this Agreement, take possession of the Equipment and proceed to rent the Equipment to any other person, firm or corporation on such terms and conditions, for such rental and for such period of time as Lessor may deem fit and receive, hold and apply the same against any monies expressed to be payable from time to time by Customer hereunder; (c) terminate this Agreement and by written notice to Customer specifying a payment date not earlier than five (5) days from the date of such notice, require Customer to pay to Lessor as its financial obligation ("Financial Obligation") on the date specified in such notice the sum of (i) any Rental and other amounts due and unpaid, and (ii) as a genuine pre-estimate of liquidated damages for loss of a bargain and not as a penalty, an amount equal to the present value of the aggregate of all Rental payable to the expiration of the Term calculated by discounting such amounts at eight percent (8%) per annum, and (iii) the amount of any residual interest which Lessor may have in the Equipment and which was used in the establishment of the Rental and Term; (d) as a late charge, require the payment of interest at the rate of 24% per annum on any overdue payment until paid. Upon payment by Customer of its Financial Obligation, Lessor shall refund to Customer the net amount received by Lessor on any sale, lease or disposition of the Equipment after deducting all costs and expenses incurred by reason of the occurrence of the event of default or the exercise of Lessor's remedies in respect thereof, including selling commissions and expenses and legal fees and disbursements on a solicitor/client basis. Except as otherwise expressly provided above, no remedy referred to in this section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

16. NOTICES. Any notices and demands required to be given herein shall be given to the parties in writing and by registered mail at the address herein set forth, or to such other address as the parties may hereafter substitute by written notice given in the manner prescribed in this section. Lessor and Customer hereby agree that all documents, including this Agreement, sent by facsimile or other means of electronic transmission to the other party shall be considered to be original documents.

17. FURTHER ASSURANCES. Customer will promptly execute and deliver to Lessor such further documents and take such further action as Lessor may request in order to more effectively carry out the intent and purpose hereof. At Lessor's request, Customer shall send Lessor its audited and/or unaudited financial statements within fourteen (14) days of such request.

18. COLLECTION CHARGES. Should Customer fail to pay when due any part of the Rental, or renewal Rental herein reserved or any sum required to be paid to Lessor hereunder, Customer shall pay to Lessor, in addition thereto, a late charge of ten dollars ($10.00) for each month or part thereof for which said Rent or other sum shall be delinquent together with interest on any and all delinquent payments and amounts in default from the date thereof until paid in full at the rate of 24% per annum calculated monthly. Customer further agrees to pay to Lessor a returned cheque or non-sufficient funds (NSF) charge to reimburse Lessor for its time and expense incurred with respect to a cheque or a Pre-Authorized Payment debit that is returned for any reason, such NSF charge shall be the greater of $25.00 or the actual bank charges to Lessor plus other amounts allowed by law.

19. CREDIT INVESTIGATION. CUSTOMER HEREBY CONSENTS TO LESSOR CONDUCTING A PERSONAL INVESTIGATION OR CREDIT CHECK UPON CUSTOMER SUBJECT TO APPLICABLE LEGISLATION. AT LESSOR'S REQUEST, CUSTOMER AGREES TO PAT A CONTRACT INITIATION FEE TO LESSOR OF $100.00 OR LESSOR'S ACTUAL COSTS, WHICHEVER IS GREATER, SUCH FEE TO COVER LESSOR'S INITIAL PROCESSING AND REGISTRATION COSTS.

20. ADD-ON EQUIPMENT. Customer and Lessor agree that additional Equipment ("Add-on Equipment") may be rented pursuant to this Agreement, the terms and conditions of which shall apply thereto, provided Customer and Lessor agree in writing to the specific terms and conditions of such rental. Any such writing, which may include a purchase order issued by Customer for such Add-on Equipment, shall provide; (1) reference to this Agreement; (2) a description of the Add-on Equipment; (3) the Term of such rental; (4) the payment frequency or number of payments; and (5) the Rental amount payable for the Add-on Equipment. The rental of such Add-on Equipment shall be subject to the terms and conditions of this Agreement except as specifically provided in such writing.

21. WAIVER. The parties hereto agree that this document be written in the English language. Les parties aux presentes conviennenta ce que ce document soit redige en anglais.

22. MISCELLANEOUS. This Agreement shall be governed by the law of the Province or Territory first set out above. Time is of the essence with respect to this Agreement and no waiver by Lessor of any default shall constitute a waiver of any other default by Customer or waiver of Lessor's rights. Should Customer fail to perform any obligation hereunder, Lessor may cause such obligation to be performed and the cost thereof together with interest at 24% per annum shall be considered as additional rental to be paid by Customer. This Agreement contains the whole of the agreement between the parties and there are no collateral agreements or conditions not specifically set forth herein and no modifications, amendments or variations shall be effective or binding unless agreed to in writing and properly executed by the parties. This Agreement shall be binding upon and enure to the benefit of the parties hereto, their permitted successors and assigns. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Customer acknowledges and agrees that clerical errors shall not affect the validity of this agreement and Lessor shall be entitled to unilaterally correct the same. CUSTOMER ACKNOWLEDGES THAT STATEMENTS UNDER THE VARIOUS PROVINCIAL PERSONAL PROPERTY SECURITY ACTS AND THE CIVIL CODE OF QUEBEC MAY BE REGISTERED WITH RESPECT TO THE AGREEMENT AND THE EQUIPMENT AND HEREBY WAIVES RECEIPT OF, AND THE RIGHT TO RECEIVE, A COPY OF ANY SUCH REGISTERED STATEMENT OR VERIFICATION STATEMENT WITH RESPECT THERETO. TO THE EXTENT NOT PROHIBITED BY ANY LAW APPLICABLE TO AND GOVERNING THIS AGREEMENT, CUSTOMER HEREBY WAIVES THE BENEFIT OF ALL PROVISIONS OF ANY LAW, STATUTE OR REGULATION WHICH WOULD IN ANY MANNER AFFECT LESSOR'S RIGHTS AND REMEDIES HEREUNDER, INCLUDING PROVISIONS OF THE LIMITATIONS OF CIVIL RIGHTS ACT OF SASKATCHEWAN. FOR PURPOSES OF THE CIVIL CODE OF QUEBEC, THE CUSTOMER ACKNOWLEDGES THAT THIS AGREEMENT SHALL BE CONSIDERED A CONTRACT OF LEASING.